UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Forest Laboratories, Inc.

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[Forest Laboratories, Inc. Letterhead]
July 13, 2011
TO ALL FOREST EMPLOYEES
It is my pleasure to provide all of you a copy of the Forest Laboratories’ 2011 Annual Report to Shareholders. Inside you will find details on our financial performance, as well as an update on our business activities, including our steadily advancing pipeline of investigational products.
I would strongly encourage you to read Howard Solomon’s Letter to Shareholders. Howard’s letter clearly elucidates the Company’s commercial, regulatory and development achievements, as well as the continuing progress of our research pipeline.
The year since our last annual report was issued was certainly a very busy one for Forest. In addition to solid financial performance, we had three product approvals, four new business development agreements, the acquisition of Clinical Data, Inc. and we made significant progress in advancing and expanding our product development pipeline. The year also marked strong sales of our key marketed products, Lexapro, Namenda, Bystolic and Savella.
As always, please accept my heartfelt appreciation for all your efforts on behalf of
Forest this past year.

Sincerely,
/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President — Finance and Administration and CFO
Enclosure
Forward Looking Information
     Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K (including the Annual Report on form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
Important Additional Information
     Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. On June 21, 2011, Forest Laboratories filed a preliminary proxy statement (as amended by Amendment No. 1 to such proxy statement filed on July 8, 2011, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including in Appendix B thereto. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.